UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2009

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, California 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 543-3470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 12, 2009, the Board of Directors (the “Board”) of Medivation, Inc. (the “Company”) approved changes to the Company’s organizational structure in anticipation of the Company’s growth and transition to a commercial-stage company. As part of these organizational changes, C. Patrick Machado, the Company’s principal financial and accounting officer, will assume the additional, newly created, position of Chief Business Officer, and the Company has commenced a nationwide search for a new Chief Financial Officer to succeed Mr. Machado as principal financial and accounting officer. A copy of the press release issued by the Company entitled “Medivation Announces Organizational Changes to Support Anticipated Growth and Future Commercialization” is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 17, 2009 entitled “Medivation Announces Organizational Changes to Support Anticipated Growth and Future Commercialization.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIVATION, INC.

Dated: December 17, 2009	By:	/s/ C. PATRICK MACHADO
C. Patrick Machado
Senior Vice President, Chief Business Officer and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated December 17, 2009 entitled “Medivation Announces Organizational Changes to Support Anticipated Growth and Future Commercialization.”